UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

PVF CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 24, 2012

To Our Shareholders:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of PVF Capital Corp. (“PVF Capital” or the “Company”) to be held at the Embassy Suites Cleveland — Beachwood, 3775 Park East Dr., Beachwood, Ohio 44122 on Friday, October 26, 2012 at 10:00 a.m., local time.

At the Annual Meeting, you will be asked to elect one director whose term will expire at the annual meeting of shareholders in 2013 and four directors whose terms will expire at the annual meeting of shareholders in 2014. Enclosed with this letter is a notice of annual meeting together with a proxy statement, which contains information with respect to the nominees for director. In addition, you are also being asked to ratify the Audit Committee’s selection of Crowe Horwath LLP as PVF Capital’s independent registered public accounting firm for the fiscal year ending June 30, 2013. The Board of Directors recommends that you vote “FOR” each of the director nominees and “FOR” the ratification of Crowe Horwath LLP.

Your vote on these matters is important, regardless of the number of shares you own, and all shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. In order to ensure that your shares are represented, I urge you to execute and return the enclosed proxy as soon as possible.

ROBERT J. KING, JR.

President and Chief Executive Officer

30000 AURORA ROAD

SOLON, OHIO 44139

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of PVF Capital Corp. (“PVF Capital” or the “Company”) will be held at the Embassy Suites Cleveland — Beachwood, 3775 Park East Dr., Beachwood, Ohio 44122 on Friday, October 26, 2012 at 10:00 a.m., local time, for the following purposes:

1.	to elect one Class I director whose term will expire at the annual meeting of shareholders in 2013;

2.	to elect four Class II directors whose terms will expire at the annual meeting of shareholders in 2014;

3.	to ratify the appointment of Crowe Horwath LLP as PVF Capital’s independent registered public accounting firm for the fiscal year ending June 30, 2013; and

4.	such other business as may properly come before the meeting.

As of the date of this Notice, the Board of Directors is not aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on September 7, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Your Board of Directors recommends that you vote “FOR” the election of each of the director nominees listed in the proxy statement under “PROPOSALS 1 AND 2 — ELECTION OF DIRECTORS” and “FOR” the ratification of Crowe Horwath LLP under “PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

It is important that your shares be represented and voted at the Annual Meeting. Voting instructions are printed on your proxy and included in the accompanying proxy statement.

By Order of the Board of Directors,

JEFFREY N. MALE

Vice President and Secretary

Solon, Ohio

September 24, 2012

Your vote is important. Shareholders are requested to complete, date, sign and return the enclosed PROXY in the envelope provided, which requires no postage if mailed in the United States.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of PVF Capital Corp. (“PVF Capital” or the “Company”), an Ohio corporation, of the accompanying proxy to be voted at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, October 26, 2012 at 10:00 a.m., local time, and at any adjournment thereof. The mailing address of the principal executive offices of PVF Capital is 30000 Aurora Road, Solon, Ohio 44139; telephone number (440) 248-7171. To obtain directions to attend the Annual Meeting, please contact Investor Relations at (440) 248-7171. This proxy statement, together with the related proxy and PVF Capital’s 2012 Annual Report to Shareholders, are being mailed to shareholders of the Company on or about September 24, 2012.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Friday, October 26, 2012 at 10:00 a.m., local time, at the Embassy Suites Cleveland — Beachwood, 3775 Park East Dr., Beachwood, Ohio 44122.

Why did I receive these proxy materials?

You have received these proxy materials because the Board of Directors is soliciting a proxy to vote your shares at the Annual Meeting. This proxy statement contains information that PVF Capital is required to provide to you under the rules of the Securities and Exchange Commission (the “Commission”) and is intended to assist you in voting your shares.

Who may vote at the Annual Meeting?

The Board of Directors has set September 7, 2012, as the “record date” for the Annual Meeting. This means that only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on September 7, 2012, there were 25,921,009 common shares, $0.01 par value, outstanding. Each common share entitles the holder to one vote on each item to be voted upon at the Annual Meeting, and there is no cumulative voting.

What is the difference between holding common shares as a “shareholder of record” and as a “beneficial owner?”

If your shares are registered directly in your name, you are considered the “shareholder of record” of those shares. PVF Capital has sent these proxy materials directly to all “shareholders of record.” Alternatively, if your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by that organization. The organization holding your shares is the shareholder of record for purposes of voting the shares at the Annual Meeting. As the beneficial owner, you have the right to direct that organization how to vote the common shares held in your account by following the voting instructions the organization provides to you.

How do I vote?

Shareholders of record may vote on matters that are properly presented at the Annual Meeting in two ways: (i) by completing the accompanying proxy and returning it in the envelope provided; or (ii) by attending the Annual Meeting and casting your vote in person. If you hold your shares in street name, you should follow the voting instructions provided to you by the organization that holds your shares. If you plan to attend the Annual Meeting and vote in person, ballots will be available. If your shares are held in the name of your broker, bank or other shareholder of record, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on September 7, 2012 in order to vote in person.

What if my shares are held through the Park View Federal Savings Bank 401(k) Plan?

If you participate in the Park View Federal Savings Bank 401(k) Plan (the “401(k) Plan”) and invested in PVF Capital common shares, you will receive a voting instruction card that reflects the common shares credited to your account in the 401(k) Plan as of September 7, 2012. You may direct the 401(k) Plan Trustee as to how to vote the common shares credited to your account. The 401(k) Plan Trustee will vote all common shares for which it does not receive timely instructions from participants in the same proportion in which it has received voting instructions. The deadline for returning your voting instructions to the 401(k) Plan Trustee is 10:00 a.m., local time, on October 26, 2012.

How will my shares be voted?

Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. If you submit a valid proxy prior to the Annual Meeting, but do not complete the voting instructions, your shares will be voted:

•	“FOR” the election of each of the director nominees listed under “PROPOSALS 1 AND 2 — ELECTION OF DIRECTORS” and

•

“FOR” the ratification of Crowe Horwath LLP as PVF Capital’s independent registered public accounting firm for the fiscal year ending June 30, 2013 under “PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Can other matters be decided at the Annual Meeting?

On the date that this proxy statement was printed, PVF Capital did not know of any matters to be raised at the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration at the Annual Meeting, then the individuals appointed as proxies will have the discretion to vote on those matters for you.

May I revoke or change my vote?

Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:

•	the execution of a later dated proxy with respect to the same shares;

•	giving notice in writing to Jeffrey N. Male, Secretary, PVF Capital Corp., 30000 Aurora Road, Solon, Ohio 44139; or

•	notifying Mr. Male in person at the Annual Meeting.

If your shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy in person at the Annual Meeting, you must bring a legal proxy from the shareholder of record showing that you were the beneficial owner of the shares on September 7, 2012. Attending the Annual Meeting will not, by itself, revoke your proxy.

Who pays the cost of proxy solicitation?

The accompanying proxy is solicited by and on behalf of the Board of Directors of PVF Capital, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation shall be borne by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile and electronic mail by directors, officers and employees of PVF Capital. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common shares held of record by such persons, and PVF Capital will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

How many common shares must be represented at the Annual Meeting in order to constitute a quorum?

At least 12,960,505 common shares of PVF Capital must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a shareholder of record, such as a broker or bank, does not vote on a proposal because it has not received voting instructions from the beneficial owner and does not have discretionary authority to vote on that proposal.

What are the voting requirements to elect the directors and to approve the auditor ratification discussed in this proxy statement?

The vote required to approve each of the proposals that are scheduled to be presented at the Annual Meeting is as follows:

Proposal	Vote Required
PROPOSALS 1 AND 2 — ELECTION OF DIRECTORS

•   The director to be elected to Class I and the directors to be elected to Class II will be elected separately. Election of the director nominees for each class requires the affirmative vote of a plurality of the common shares present, represented and entitled to vote at the Annual Meeting. Broker non-votes and proxies marked “WITHHOLD AUTHORITY” will not be counted toward the election of directors or toward the election of individual nominees specified in the proxy and, thus, will have no effect other than that they will be counted for establishing a quorum.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

•   The proposal to ratify the appointment of PVF Capital’s independent registered public accounting firm requires the affirmative vote of a majority of the common shares present, represented and entitled to vote at the Annual Meeting. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal 3. Broker non-votes will not be counted for the purpose of determining whether Proposal 3 has been approved. Abstentions will be counted as present and entitled to vote for purposes of Proposal 3 and, thus, will have the same effect as a vote against Proposal 3.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON OCTOBER 26, 2012

This proxy statement, the Form 10-K for the year ended June 30, 2012 and the 2012 Annual Report to Shareholders are available at https://www.parkviewfederal.com/investor/filings

CORPORATE GOVERNANCE

The Board of Directors — Independence

The Board of Directors of PVF Capital is currently comprised of eight members, five of whom are nominees for re-election at the Annual Meeting. Additional information regarding each director nominee is set forth in “PROPOSAL 1 — ELECTION OF DIRECTORS.” In 2012, the Board of Directors affirmatively determined that all of the directors listed below are “independent directors” under the current listing standards of the Nasdaq Capital Market (the “Nasdaq”):

Marty E. Adams	Steven A. Calabrese
Frederick D. DiSanto	Umberto P. Fedeli
Mark D. Grossi	Richard R. Hollington, III
Stuart D. Neidus

The only current director of PVF Capital who has not been deemed independent by the Board of Directors is Robert J. King, Jr., the Company’s President and Chief Executive Officer.

In assessing the independence of directors, the Board of Directors considered the business relationships between PVF Capital and its directors or their affiliated businesses, other than ordinary banking relationships. Where business relationships other than ordinary banking relationships existed, the Board determined that none of the relationships between PVF Capital and their affiliated businesses impaired the directors’ independence because the amounts involved were immaterial to the directors or to those businesses when compared to their annual income or gross revenues. The business relationships between PVF Capital and its directors or the directors’ affiliated companies that were considered by the Board of Directors were: (i) Mr. Calabrese’s position as the managing partner of Calabrese, Racek and Markos, Inc. (“CRM”), a firm that performs appraisals on properties securing loans made by PVF Capital’s subsidiary bank, Park View Federal Savings Bank (the “Bank”), and CRM Construction Services, Inc. (“CRMC”), a firm that provides asset positioning services for the Bank relative to Bank-owned real estate and other assets; and (ii) Mr. Fedeli’s position as President, Chief Executive Officer and owner of the Fedeli Group, which acts as the Bank’s agent in connection with its purchase of insurance. In reviewing the independence of Mr. Calabrese, the Board of Directors determined that all fees paid to CRM and CRMC during fiscal 2012 or any of the past three fiscal years did not exceed 5% of either entity’s annual consolidated gross revenues. In reviewing the independence of Mr. Fedeli, the Board of Directors considered the relationship between PVF Capital and the Fedeli Group and determined such firm received fees of less than $200,000 for the performance of insurance related services in fiscal 2012 or any of the past three fiscal years.

Certain Relationships and Related Transactions

Indebtedness of Management

During fiscal 2012, certain current directors and executive officers of PVF Capital, and their associates, were customers of, and had banking transactions with, subsidiaries of PVF Capital, including the Bank. Extensions of credit by PVF Capital and the Bank to their directors and executive officers are regulated by Regulation O adopted under the Federal Reserve Act and the Federal Deposit Insurance Corporation Improvement Act of 1991. Pursuant to Regulation O, loans by the Bank to directors and executive officers must be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions with non-affiliated persons, and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, Regulation O requires that loans above the greater of $25,000, or 5% of the Bank’s unimpaired capital and surplus (i.e., up to $4.3 million at June 30, 2012), to such persons must be approved in advance by a disinterested majority of the Bank’s Board of Directors. Finally, Regulation O sets additional limitations on loans to executive officers, unless the loan is for certain stipulated purposes or is secured in a stipulated manner. Specifically, loans to executive officers may not exceed 2.5% of the Bank’s unimpaired capital and surplus or $25,000, whichever is larger, and in no event may the total exceed $100,000.

At June 30, 2012, the aggregate amount of loans by the Bank to executive officers and directors was $14.1 million, representing 16.4% of shareholders’ equity. These loans were made in compliance with the provisions of Regulation O and were performing according to their original terms at June 30, 2012. All loans made by the Bank to its directors and executive officers and members of their immediate families were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Transactions with Related Persons

Pursuant to its charter, the Audit Committee of the Board of Directors has the responsibility to review all related party transactions for potential conflict of interest situations on an ongoing basis and to determine whether to approve such transactions. The Audit Committee has adopted a comprehensive written policy for the review of certain transactions with related persons that are required to be reported under applicable federal securities laws. The policy requires Audit Committee review of certain transactions with a director, nominee for director or executive officer, or any immediate family member or entity controlled by any such person (collectively, a “Related Person”). The transactions that require review are financial transactions or relationships (including charitable contributions and indebtedness) where the aggregate amount involved will, or may be expected to, exceed $120,000 in any calendar year, the Company is, will be, or may be, expected to be a participant and any Related Person has or will have a direct or indirect material interest. In considering whether to recommend approval of a transaction, the Audit Committee will consider: (i) whether the terms of the transaction are at least as favorable to PVF Capital as those that might be achieved with an unaffiliated third party; (ii) the size of the transaction and the amount of consideration payable to the Related Person; (iii) the nature of the interest of the Related Person; (iv) whether the transaction may involve a conflict of interest as defined in the Company’s Code of Ethics; and (v) whether the transaction involves the provision of goods or services to PVF Capital that are available from unaffiliated third parties. The Audit Committee’s recommendations with respect to Related Person transactions are then submitted for consideration by the full Board of Directors, which decides whether to approve any covered transaction. Additionally, PVF Capital’s Code of Ethics provides that all executive officers and directors must disclose any private interest that presents the possibility of a conflict of interest with the Company, the Bank and/or their respective affiliates.

Since July 1, 2010, the Board of Directors evaluated and approved the following relationships:

•

Mr. Raymond J. Negrelli, a former director of PVF during fiscal 2011, is a 50% owner of Bay Properties Co., an Ohio general partnership. Bay Properties Co. is a 50% owner and general partner of Park View Plaza, Ltd. (“PVP”), an Ohio limited partnership formed to develop and operate a 10,000 square foot retail plaza located in Cleveland, Ohio. PVFSC, a wholly owned subsidiary of PVF, is a 25% owner and limited partner of PVP. Park View Federal maintains a branch office in the retail plaza owned and operated by PVP, and during the years ended June 30, 2011 and 2012, the Bank paid a total of $69,400 and $67,714, respectively, in rent and operating cost reimbursements to PVP. Bay Properties Co. is also a 50% owner of Park View Center, LLC (“PVC”), an Ohio limited liability company formed to develop and operate an 8,200 square foot office building located in Mayfield Heights, Ohio. Park View Federal is a tenant of the office building and leases a 3,000 square foot unit with an automated teller machine in the office building owned and operated by PVC. During the years ended June 30, 2011 and 2012, the Bank paid a total of $87,200 and $90,067, respectively, in rent and operating cost reimbursement to PVC. Bay Properties Co. is also a 50% owner of Avon Limited, LLC, an Ohio limited liability company formed to develop and operate a 3,375 square foot office building located in Avon, Ohio. Park View Federal is a tenant of the office building and leases the office building owned and operated by Avon Limited, LLC. During the years ended June 30, 2011 and 2012, Park View Federal paid a total of $76,700 and $77,638, respectively, in rent and operating cost reimbursement to Avon Limited, LLC.

•

Director Steven A. Calabrese is the managing partner of CRM, a firm that performs appraisals on properties securing loans made by the Bank, and CRMC, a firm that provides asset positioning services for the Bank relative to Bank-owned real estate and other assets. During fiscal years 2011 and 2012, the Bank paid a total of $130,00 and $64,375, respectively, in appraisal fees to CRM and $188,363 and $292,841, respectively, to CRMC for asset positioning services.

Attendance at Meetings

The Board of Directors held 12 meetings during fiscal 2012. All incumbent directors attended at least 75% of the total of all meetings of the Board of Directors and any committees thereof on which such director served during the year. Directors are expected to prepare themselves for and to attend all Board meetings, the annual meeting of shareholders and the meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. Seven of the eight members of the Board of Directors attended the annual meeting of shareholders held on October 26, 2011.

Board Leadership Structure and Role in Risk Oversight

Leadership of PVF Capital is currently shared between Mr. Grossi, Chairman of the Board of Directors, and Mr. King, President and Chief Executive Officer of the Company. The Chairman of the Board presides over meetings of the Board of Directors, presides over annual meetings of shareholders, consults and advises the Board and its committees on the business and affairs of PVF Capital, and performs other responsibilities as may be assigned by the Board from time to time. The Chief Executive Officer is in charge of both overseeing PVF Capital’s day-to-day operations and establishing and leading the execution of the Company’s long-term strategic objectives, subject to the overall direction and supervision of the Board of Directors and its committees. PVF Capital does not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that flexibility in appointing the Chairman of the Board allows the Board of Directors to make a determination as to such position from time to time and in a manner that it believes is in the best interest of the Company and its shareholders. The Board of Directors believes that the current structure is best for PVF Capital because it allows Mr. King to focus on the Company’s day-to-day business, while allowing Mr. Grossi to lead the Board of Directors in its primary role of review and oversight of management. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board and management, enabling the Board to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to PVF Capital.

The Board of Directors’ role in PVF Capital’s risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. The Board of Directors reviews these reports to enable it to understand and assess PVF Capital’s risk assessment, risk management and risk mitigation strategies. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. For example, the Audit Committee assists the Board of Directors in its oversight of PVF Capital’s risk management assessment as well as the Company’s accounting and financial reporting processes. Additionally, the Compensation Committee oversees the management of risks relating to executive and non-executive compensation plans and arrangements. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee reports.

Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and the following committees: (i) Audit Committee; (ii) Compliance Committee; (iii) Compensation Committee; and (iv) Nominating and Governance Committee. Each committee meets on a regular basis and reports its deliberations and actions to the full Board of Directors. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. The following table identifies PVF Capital’s standing committees and their members as of September 7, 2012. All members of each committee are independent in accordance with the listing standards of the Nasdaq.

Director	Audit Committee		Compliance Committee		Compensation Committee		Nominating and Governance Committee
Marty E. Adams			X	*	X		X
Steven A. Calabrese					X		X
Frederick D. DiSanto					X
Umberto P. Fedeli			X				X	*
Mark D. Grossi	X
Richard R. Hollington, III	X				X	*	X
Robert J. King, Jr.
Stuart D. Neidus	X	*	X

Number of Meetings in fiscal 2012	8		4		3		1

*	Denotes Chairman

Audit Committee

PVF Capital has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During the fiscal year ended June 30, 2012, the Audit Committee met periodically to examine and approve the audit report prepared by PVF Capital’s independent registered public accounting firm, to review and appoint the independent registered public accounting firm to be engaged by the Company, to review the internal audit function and internal accounting controls and to review and approve various policies. The Board of Directors has determined that one member of the Audit Committee, Stuart D. Neidus, qualifies as an “audit committee financial expert” as defined in Section 407(d) of Regulation S-K promulgated by the Commission. Mr. Neidus acquired these attributes through education and experience in the areas of business and accounting. Mr. Neidus is “independent,” as independence for audit committee members is defined under applicable Nasdaq listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on PVF Capital’s website www.parkviewfederal.com/investor/governance. The Audit Committee and the Board of Directors review the charter periodically to ensure the scope of the charter is consistent with the Audit Committee’s expected role.

Compliance Committee

The Compliance Committee of PVF Capital is responsible for overseeing and monitoring the Company’s and the Bank’s compliance with the Cease and Desist Orders (the “Orders”) issued by the Office of Thrift Supervision (the “OTS”) in October 2009, the terms of which are discussed under the caption “Cease and Desist Orders.” Additionally, the Compliance Committee advises the Board of Directors as to the status of PVF Capital’s and the Bank’s compliance with the Orders and strategic developments and actions related thereto.

Compensation Committee

The Compensation Committee is responsible for establishing and administering policies governing the compensation for PVF Capital’s named executive officers. The Compensation Committee operates under a written charter that establishes the Committee’s responsibilities, a copy of which is available on PVF Capital’s website www.parkviewfederal.com/investor/governance. The Compensation Committee and the Board of Directors review the charter periodically to ensure the scope of the charter is consistent with the Compensation Committee’s expected role. The Compensation Committee meets outside the presence of all executive officers, including the named executive officers, to consider appropriate compensation for the Chief Executive Officer. The Compensation Committee analyzes the Chief Executive Officer’s performance annually and determines his base salary, annual performance bonus payments and any equity award grants based on its assessment of his performance. The Compensation Committee also takes into consideration the recommendations of the Chief Executive Officer when determining the payments to be made to the other named executive officers under PVF Capital’s discretionary bonus plan and equity incentive plans.

On an annual basis, the Chief Executive Officer reviews each other named executive officer’s performance and based upon guidelines established by the Compensation Committee determines the appropriate base salary for each named executive officer. The Chief Executive Officer also makes recommendations to the Compensation Committee with respect to annual discretionary bonus payments and the grants of equity awards for each named executive officer, excluding himself.

Nominating and Governance Committee

The Board of Directors’ Nominating and Governance Committee nominates directors to be voted on at the annual meeting and recommends nominees to fill any vacancies on the Board of Directors. The written charter for the Nominating and Governance Committee, adopted by the Board of Directors, is available on PVF Capital’s website www.parkviewfederal.com/investor/governance. The Nominating and Governance Committee and the Board of Directors review the charter periodically to ensure the scope of the charter is consistent with the activities of the Nominating and Governance Committee.

Nominating and Governance Committee Procedures

It is the policy of the Nominating and Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Board of Directors may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Board does not perceive a need to increase in size. In order to avoid the unnecessary use of the Board of Directors’ resources, the Board will consider only those director candidates recommended in accordance with the procedures set forth below.

Any shareholder wishing to recommend a candidate for consideration by the Nominating and Governance Committee as a possible director nominee for election at an upcoming annual meeting must provide written notice to the Nominating and Governance Committee of such shareholder’s recommendation of a director nominee no later than the July 1 preceding the annual meeting. Notice should be provided to: Jeffrey N. Male, Secretary, PVF Capital Corp., 30000 Aurora Road, Solon, Ohio 44139. Such notice must contain the following information:

•	the name of the person recommended as a director candidate;

•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

•	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

•

as to the shareholder making the recommendation, the name and address of such shareholder, as he, she or it appears on the books of PVF Capital; provided, however, that if the shareholder is not a registered holder of the Company’s common shares, the shareholder should submit his, her or its name and address, along with a current written statement from the record holder of the shares that reflects ownership of PVF Capital’s common shares; and

•	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In its deliberations, the Nominating and Governance Committee will consider a candidate’s personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs. Although PVF Capital does not have a specific diversity policy for director candidates, it is the policy of the Nominating and Governance Committee that nominees for director should have a diversity of viewpoints, background, experience and other demographics. In searching for qualified director candidates to fill vacancies in the Board, the Nominating and Governance Committee solicits PVF Capital’s current directors for the names of potential qualified candidates. Moreover, the Nominating and Governance Committee may ask its directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Governance Committee will then consider the potential pool of director candidates, select a candidate based on the candidate’s qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of PVF Capital. In the event a shareholder has submitted a proposed nominee, the Nominating and Governance Committee will consider the proposed nominee in the same manner in which the Nominating and Governance Committee would evaluate nominees for director recommended by directors.

With respect to nomination of existing directors for re-election to the Board of Directors, the Nominating and Governance Committee considers and reviews an existing director’s: (i) Board and Committee attendance and performance; (ii) length of Board service; (iii) experience, skills and contributions; and (iv) independence.

Executive Sessions

Executive sessions of non-employee directors are regularly held at meetings of the Board of Directors.

Shareholder Communications with Directors

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to Jeffrey N. Male, Secretary, PVF Capital Corp., 30000 Aurora Road, Solon, Ohio 44139. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees are to be presented to the Board no later than its next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees are also to be forwarded to the Chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board of Directors’ responsibilities, such as customer complaints, are to be sent to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires PVF Capital’s officers and directors, and persons who own more than ten percent of its common shares, to file reports of ownership and changes in ownership with the Commission. To PVF Capital’s knowledge, based solely on its review of the copies of such forms received by the Company, the only transaction that was not timely filed was the transfer of certain warrants from Mr. Adams to Mr. Calabrese, the reports of which were each one day late due to an administrative error with respect to the confirmation of the date the transfer took place.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Persons and groups beneficially owning in excess of 5% of PVF Capital’s common shares are required to file certain reports with respect to such ownership pursuant to the Exchange Act. The following table sets forth, as of September 7, 2012, certain information as to the common shares beneficially owned by the only persons known to PVF Capital to beneficially own more than 5% of the common shares, by each of the Company’s directors and nominees, by the non-director executive officers of PVF Capital named in the Summary Compensation Table set forth under the caption “Executive Compensation” and by all executive officers and directors of the Company as a group.

Name(1)	Total Beneficial Ownership(2)		Percent of Outstanding(3)
Directors, Executive Officers and Nominees
Marty E. Adams	581,022	(4)	2.2%
Steven A. Calabrese	1,815,182	(5)	7.0%
Frederick D. DiSanto	283,385	(6)	1.1%
Umberto P. Fedeli	2,566,179	(7)	9.9%
Mark D. Grossi	153,967	(8)	*
Richard R. Hollington, III	2,470,843	(9)	9.5%
Robert J. King, Jr.	727,753	(10)	2.8%
Stuart D. Neidus	179,985	(11)	*
James H. Nicholson	110,498	(12)	*
Jeffrey N. Male	596,355	(13)	2.3%
Lonnie Shiffert	110,179	(12)	*
All directors and executive officers as a group (13 persons)	9,682,990		36.5%

5% Or Greater Shareholders
Umberto P. Fedeli 5005 Rockside Road, Crown Centre Building, Fifth Floor, Independence, Ohio 44131-8003	2,566,179	(7)	9.9%
Short Vincent Partners II, L.P. CapitalWorks SVP II LLC, CapitalWorks LLC and Richard R. Hollington, III, Two Chagrin Highlands, 3000 Auburn Drive, Suite 430, Cleveland, Ohio 44122	2,436,610	(9)	9.4%
Steven A. Calabrese CCAG Limited Partnership and the Steven A. Calabrese Profit Sharing Trust, 30000 Aurora Road, Solon, Ohio 44139	1,815,182	(5)	7.0%
Ancora Advisors, LLC One Chagrin Highlands, 2000 Auburn Drive, Suite 300, Cleveland, Ohio 44122	1,326,618		5.1%

*	Denotes ownership of less than 1%.
(1)	Unless otherwise noted, all directors and executive officers of PVF Capital have the Company’s address: 30000 Aurora Road, Solon, Ohio 44139.
(2)

In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any common shares if he has or shares voting or investment power with respect to such common shares or has a right to acquire beneficial ownership at any time within 60 days from September 7, 2012. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to the listed shares. As of September 7, 2012, all directors and executive officers, as a group, have the right to acquire 26,517,154 shares. The amount also includes the following number of restricted shares, which may be voted, but not disposed, by the applicable executive officer or director: (i) 144,000 by Mr. King; (ii) 6,667 by Mr. Nicholson; (iii) 6,667 by Mr. Shiffert; (iv) 7,500 by each of Messrs. Adams, Calabrese, DiSanto, Grossi, Hollington and Neidus; and (v) 250,334 by all directors and executive officers as a group.

(3)

For all directors and executive officers, the percentage of class is based upon the sum of 25,921,009 common shares outstanding on September 7, 2012 and the number of common shares, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options or warrants within 60 days of September 7, 2012. For all other entities listed, the percentage of class is based upon 25,921,009 common shares outstanding on September 7, 2012.

(4)	The amount includes 305,060 shares underlying vested options and warrants.
(5)

The amount includes 213,697 shares owned by the Steven A. Calabrese Profit Sharing Trust, 1,091,148 shares owned by CCAG Limited Partnership, of which 779,375 are pledged as security; 83,362 shares held by trusts for the benefit of Mr. Calabrese’s children, over which he has sole voting and investment power; and 8,460 shares held by Mr. Calabrese’s children in IRAs. The amount also includes 5,000 shares underlying vested options and 61,522 owned by his wife, over which Mr. Calabrese has shared voting and investment power. Mr. Calabrese disclaims beneficial ownership of the shares owned by his wife.

(6)

The amount includes 70,154 shares held by Mr. DiSanto in an IRA, 30,447 shares owned by JPD Management LLC, 20,339 shares owned by Anden, Inc., 36,695 shares owned by Mr. DiSanto’s wife, 28,815 shares owned by his son and 3,480 shares owned by his son’s IRA. The amount does not include the shares owned by Ancora Advisors, LLC, and its related entities, which ownership Mr. DiSanto disclaims.

(7)

The amount includes 28,431 shares owned by the Fedeli Family Charitable Foundation, of which Mr. Fedeli is the president, 2,543 shares owned by his wife’s IRA and shares underlying vested warrants. Mr. Fedeli disclaims beneficial ownership of the shares owned by his wife’s IRA. On June 23, 2010, Mr. Fedeli entered into a letter agreement (the “Fedeli Agreement”) with PVF Capital, pursuant to which he agreed he would keep his ownership level, including shares he acquires upon the exercise of warrants, at or below 9.9% of the outstanding common shares of the Company unless he has received the prior approval or non-objection of the Office of Thrift Supervision (the “OTS”). As a result of the execution of the Agreement, based upon the number of common shares outstanding as of September 7, 2012, the number of shares Mr. Fedeli may be deemed to own upon the exercise of warrants is limited to 123,802.

(8)	The amount includes 118,208 shares owned by Westwood Douglas LLC, over which Mr. Grossi has sole voting and investment power.
(9)

According to the Schedule 13D filed with the Commission on April 1, 2010, filed jointly by Mr. Hollington and Short Vincent Partners II, L.P., the amount includes 2,436,610 shares over which Mr. Hollington has shared voting and investment power with Short Vincent Partners II, L.P. and 7,006 shares over which Mr. Hollington has sole voting and investment power. Short Vincent Partners II, L.P.’s general partner is CapitalWorks SVP II LLC, a subsidiary of CapitalWorks LLC. Mr. Hollington is the president of CapitalWorks SVP II LLC. The amount includes 31, 117 shares underlying vested warrants.

(10)	The amount includes 404,362 shares held by a trust of which Mr. King is trustee, 124,471 shares underlying vested warrants and 25,000 shares underlying vested options.
(11)

The amount includes 6,903 shares owned by Mr. Neidus’ wife, 18,842 shares owned by his daughters’ IRAs, 8,006 shares owned directly by Mr. Neidus’ daughter over which he has a general power of attorney and 15,391 shares underlying options.

(12)	The amount includes 40,000 shares underlying vested options.
(13)

The amount includes 58,220 shares held by the 401(k) Plan, as to which Mr. Male has sole voting and shared investment power, 389,763 shares held by revocable trusts of which Mr. Male is co-trustee and shares voting and investment power, 30,076 shares owned by Mr. Male’s wife’s IRA and 10,106 shares underlying vested options.

PROPOSALS 1 AND 2 — ELECTION OF DIRECTORS

PVF Capital’s First Amended and Restated Articles of Incorporation (the “Articles”) provide that the number of directors of the Company shall be not less than five nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of PVF Capital, voting separately as a class), determined from time to time in accordance with the Bylaws of the Board of Directors (the “Bylaws”). Currently, the Board of Directors has fixed the number of directors at eight. Previously, the Board of Directors had fixed the number of directors at thirteen. With the resignations of several directors and the appointment of two new directors, the Board of Directors determined in late July 2010 to reduce the size of the Board to eight directors.

In conjunction with the Board of Directors’ decision to reduce the size of the Board to eight members, and consistent with the terms of the Articles, the Board is currently divided into two classes, with four directors serving in each class and each director to be elected for two years and until the director’s successor is duly elected and qualified. Previously, when the Board of Directors consisted of nine members or more, the Articles required that the directors be divided into three classes with each director elected for a three-year term. Moreover, Article TENTH of the Articles requires that when the size of the Board of Directors is reduced, such action shall not have the effect of shortening the term of any incumbent director. At present, the Class I and Class II directors of PVF Capital are as follows: Class I — Frederick D. DiSanto, Mark D. Grossi, Stuart D. Neidus, Robert J. King, Jr.; and Class II — Marty E. Adams, Steven A. Calabrese, Umberto P. Fedeli, Richard R. Hollington, III.

In order to appropriately transition the members of the Board of Directors from three to two classes and provide for consistency in director class elections, the Board of Directors determined in fiscal 2010 to nominate Frederick D. DiSanto and Mark D. Grossi to serve a one-year term. Then, at the 2011 Annual Meeting, the term of fellow Class I director Stuart D. Neidus also expired, placing Messrs. DiSanto, Grossi and Neidus up for election in 2011 for a two-year term. Finally, at the 2012 annual meeting, the term of Class I director Robert J. King, Jr. will expire along with the terms of all Class II directors. Mr. King has therefore been nominated for election at the 2012 Annual Meeting to serve a one-year term, so that his term will expire with those of the other three Class I directors in 2013, and the four Class II directors have been nominated by the Board of Directors for election at the 2012 Annual Meeting to serve a two-year term until 2014.

It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unable to serve. Except as described below, there are no arrangements or understandings between PVF Capital and any director pursuant to which such person has been elected a director of the Company.

Director Steven A. Calabrese was appointed as a director of PVF Capital pursuant to an agreement with the Company and the Bank dated September 30, 2008. Under the terms of the agreement, for a two-year period, Mr. Calabrese agreed to vote for PVF Capital’s nominees for director and not to solicit proxies, make shareholder proposals or offer certain transactions to the Company’s shareholders. This agreement expired by its terms in fiscal 2011.

On May 17, 2010, Mr. Hollington was appointed as a director pursuant to the terms of a Standby Purchase Agreement PVF Capital entered into with Short Vincent Partners II, L.P. on February 17, 2010 (the “Standby Purchase Agreement”). Pursuant to the Standby Purchase Agreement, Short Vincent Partners II, L.P. purchased 2,436,610 common shares at the subscription price of $1.75 per share, resulting in a total investment of $4.26 million, in PVF Capital’s rights offering completed on March 26, 2010. Under the Standby Purchase Agreement, PVF Capital agreed to provide Short Vincent Partners II, L.P. the right to designate one candidate for appointment to the Board of Directors of the Company, and Short Vincent Partners II, L.P. designated Mr. Hollington as its candidate.

Nominees For Election As Directors

The nominee for election to serve for a one-year term is:

Robert J. King, Jr. (Class I, Age 57). Mr. King has served as a director, President and Chief Executive Officer of PVF Capital and the Bank since September 2009. Prior to joining PVF Capital, Mr. King was senior managing director of FSI Group, LLC, a private equity operation focused on investing in the financial sector. Prior to that, Mr. King held numerous positions with Fifth Third Bank, which he joined in 1975. During his tenure with the Cincinnati-based financial institution, Mr. King served in various positions, including vice president of Institutional Asset Administration, director of marketing, commercial lending officer, customer service manager and marketing research specialist. In 1989, Mr. King joined Fifth Third Bank (Northeastern Ohio) as an executive vice president and was promoted to president and CEO the following year. In 1997, Fifth Third Bank’s board of directors appointed Mr. King chairman of the board of Fifth Third Bank (Northeastern Ohio), a position he held until his retirement in 2004. Mr. King was also an executive vice president of Fifth Third Bancorp and regional president of Fifth Third affiliate banks in Toledo, Dayton, Columbus and southern Ohio. Mr. King currently serves on the boards of directors of United Way Services, The Diversity Center, Ursuline College, Cleveland Development Partners, Musical Arts Association and Cleveland Area Boy Scouts. Mr. King is a director of The Andersons, Inc., Shiloh Industries, Inc., MTD, Inc., and Medical Mutual. The Board of Directors believes that the attributes, skills and qualifications Mr. King has developed through his education and experiences in the banking and financial services industries, as well as his significant leadership position with PVF Capital, allow him to provide continued business and leadership insight to the Board of Directors.

The nominees for election to serve for a two-year term are:

Marty E. Adams (Class II, Age 60). Mr. Adams has served as a director of PVF Capital since January 2010 and as a director of the Bank since September 2009. Mr. Adams served as Interim Chief Executive Officer of PVF Capital and the Bank from March 2009 until September 9, 2009. Previously, Mr. Adams served as President and Chief Operating Officer of Huntington Bancshares, Inc. from July 2007 until December 2007 following Huntington Bancshares’ acquisition of Sky Financial Group, Inc. Mr. Adams previously served as the Chairman and Chief Executive Officer of Sky Financial Group, Inc. Currently, Mr. Adams serves as a trustee of the University of Mount Union. During the past five years, Mr. Adams served as a director of Sky Financial Group, Inc. and Huntington Bancshares, Inc. The Board of Directors believes that the attributes, skills and qualifications Mr. Adams has developed through his extensive experience in the banking and financial services industries, as well as his service in significant public company leadership positions, allow him to provide continued business and leadership insight to the Board of Directors and has nominated him for re-election.

Steven A. Calabrese (Class II, Age 51). Mr. Calabrese has served as a director of PVF Capital and the Bank since October 2008. Mr. Calabrese is the managing partner of Calabrese, Racek and Markos, Inc., which operates a number of commercial real estate companies in Cleveland, Ohio and Tampa, Florida. The firm specializes in evaluation, market research and reporting, management, construction and development services for commercial and industrial real estate. During his 30+ years of real estate and investment experience, Mr. Calabrese has provided leadership on multiple public, private and philanthropic boards. These include real estate investment trusts, financial institutions, utility companies, major healthcare facilities and academic boards. During the past five years, Mr. Calabrese served as a director of Energy, Inc. and the John D. Oil and Gas Company. The Board of Directors believes that the attributes, skills and qualifications Mr. Calabrese has developed through his extensive experience in the real estate field, as well as his knowledge of the northeast Ohio business community and markets, and his experience as a director of PVF Capital, allow him to provide continued local business and real estate expertise to the Board of Directors and has nominated him for re-election.

Umberto P. Fedeli (Class II, Age 52). Mr. Fedeli has served as a director of PVF Capital and the Bank since November 2008. Mr. Fedeli has served since 1988 as President and Chief Executive Officer of The Fedeli Group, a privately held insurance brokerage firm in Independence, Ohio. Mr. Fedeli is a member of the Board of

Directors of the Cleveland Clinic Foundation and is currently serving as their Chairman of Government Relations. Mr. Fedeli also serves on the Board of Trustees of John Carroll University, is a trustee of the Cleveland Catholic Diocese Foundation, and trustee of the Northern Ohio Italian American Foundation, a charitable organization that he helped establish in 1995. Mr. Fedeli is a graduate of John Carroll University. The Board of Directors believes that the attributes, skills and qualifications Mr. Fedeli has developed through his extensive experience in the insurance industry, as well as his knowledge of the northeast Ohio business community and markets, and his experience as a director of PVF Capital, allow him to provide continued business and leadership insight to the Board of Directors and has nominated him for re-election.

Richard R. Hollington, III (Class II, Age 48). Mr. Hollington has served as a director of PVF Capital and the Bank since May 2010. Mr. Hollington is the current President of CapitalWorks, LLC, an alternative asset manager with two private investment funds. Mr. Hollington’s responsibilities include day-to-day management for CapitalWorks and all of its products, developing and maintaining relationships with investors and financial intermediaries, sourcing and executing acquisition opportunities and stewarding portfolio company investments. Prior to joining CapitalWorks, Mr. Hollington founded RRH Management LLC to acquire and grow high quality manufacturing or distribution businesses in Northeastern Ohio. Before forming RRH Management, Mr. Hollington spent 11 years in banking as a member of the executive management team of Sky Financial Group and its predecessors, where he led wealth management, insurance and banking business units and was responsible for the integration of several bank acquisitions. Mr. Hollington has also worked for McKinsey & Company, in its Cleveland, San Francisco and London offices, providing strategy development and performance improvement initiatives with energy, heavy industry, steel, food, and research and development companies. Earlier still, Mr. Hollington was in corporate finance with Cleveland-based McDonald Investments, working on public offerings, mergers and acquisitions and venture capital transactions. Mr. Hollington is currently a director of Advanced Hydro Solutions, a developer of hydroelectric facilities, Premium Plastic Solutions, a plastics custom blow molder, and KKSP Precision Machining, and a trustee of University School. The Board of Directors believes that the attributes, skills and qualifications Mr. Hollington has developed through his extensive experiences in the financial services and investment banking industries, as well as his knowledge of the northeast Ohio business community and markets, allow him to provide continued business and leadership insight to the Board of Directors and has nominated him for re-election.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

ROBERT J. KING, JR., AS A DIRECTOR OF PVF CAPITAL FOR A TERM TO EXPIRE IN 2013 AND

MARTY E. ADAMS, STEVEN A. CALABRESE, UMBERTO P. FEDELI, AND

RICHARD R. HOLLINGTON AS DIRECTORS OF PVF CAPITAL FOR A TERM TO EXPIRE IN 2014.

Directors Continuing In Office

The following directors have a term ending in 2013:

Frederick D. DiSanto (Age 50). Mr. DiSanto has served as a director of PVF Capital and the Bank since July 2010. Since January 2006, Mr. DiSanto has served as the Chief Executive Officer of Ancora Advisors, LLC, a registered investment advisor since January 2006. Mr. DiSanto served as Executive Vice President and Manager of Fifth Third Bank’s Investment Advisors Division from 2000 to 2006, overseeing investment management, private banking, trust and banking services. From 1998 until 2000, Mr. DiSanto served as President and Chief Operating Officer of Maxus Investment Group and was responsible for the marketing, sales, financial and general operations. Prior to that, Mr. DiSanto served as managing partner of Gelfand Partners Asset Management from 1991 until its merger with Maxus Investment Group in 1997. Mr. DiSanto began his investment career in 1985 with McDonald Investments. Mr. DiSanto currently is a director of Parts Associates Inc., an MRO distributor, W.F. Hann & Sons, an HVAC Company, and Netnowledge, Inc. dba Thin Solutions, an IT services company. In addition, Mr. DiSanto serves as Chairman of the Greater Cleveland Sports Commission and on the Board of Directors of Boys Hope Girls Hope of Northeast Ohio and John Carroll

University. Mr. DiSanto earned his Bachelor degree in Management Science and his Masters of Business Administration from Case Western Reserve University. The Nominating and Governance Committee believes that the attributes, skills and qualifications Mr. DiSanto has developed through his educational background and professional experiences in the financial services and investment banking industries, as well as his knowledge of the northeast Ohio business community and markets, allow him to provide continued financial and regional business expertise to the Board of Directors.

Mark D. Grossi (Age 58). Mr. Grossi was named Chairman of the Board of PVF Capital and the Bank in January 2009. Since 2004, Mr. Grossi has been providing consulting services to financial services companies. From 1992 to 2004, Mr. Grossi served as Executive Vice President, Chief Retail Banking Officer and member of the Board of Directors of Charter One Bank, N.A. Prior to joining Charter One, Mr. Grossi was President and Chief Executive Officer and member of the Board of Directors of First American Savings Bank from 1987 to 1992. Mr. Grossi serves as a trustee for Walsh University, the Greater Cleveland Boy Scouts of America and Lake Ridge Academy. Mr. Grossi earned his Bachelor of Science in Business from Miami University and holds a Masters of Business Administration from Cleveland State University. During the past five years, Mr. Grossi served as a director of Energy, Inc. and the John D. Oil and Gas Company. The Nominating and Governance Committee believes that the attributes, skills and qualifications Mr. Grossi has developed through his educational background and his professional experiences in retail and commercial banking, as well as his knowledge of the northeast Ohio business community and markets, allow him to provide continued financial and regional business expertise to the Board of Directors.

Stuart D. Neidus (Age 61). Mr. Neidus has served as a director of PVF Capital and the Bank since 1996. Mr. Neidus is the current Chairman and Chief Executive Officer of Anthony & Sylvan Pools Corporation, a company that operates in the leisure industry and is one of the nation’s largest in-ground residential concrete swimming pool installers. Previously, Mr. Neidus served as President and a director of Parkwood Corporation, a private financial services company that is based in Cleveland, Ohio, from October 2009 to August 2010, during which time he continued in his roles of Chairman and Chief Executive Officer of Anthony & Sylvan Pools Corporation in a part-time capacity. Prior to serving with Anthony & Sylvan Pools Corporation, Mr. Neidus served as Executive Vice President and Chief Financial Officer of Essef Corporation from September 1996 until Anthony & Sylvan’s split-off from Essef in August 1999. Prior to joining Essef Corporation, Mr. Neidus held various positions at Premier Industrial Corporation from 1992 until 1996, including serving as Executive Vice President. Prior to that, Mr. Neidus spent 19 years with the international accounting firm of KPMG LLP, serving as an audit partner from 1984 until 1992. Mr. Neidus has served as a board member and on advisory committees of many nonprofit and civic organizations over the years. In addition, Mr. Neidus currently serves as a director of Parkwood Corporation. The Board of Directors believes that the attributes, skills and qualifications Mr. Neidus has developed through his educational background in business and accounting, his business and leadership experiences, as well as his knowledge and experience as a director of PVF Capital, allow him to provide continued accounting, business and corporate governance expertise to the Board of Directors.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has renewed PVF Capital’s arrangements with Crowe Horwath LLP to be the Company’s independent registered public accounting firm for the 2013 fiscal year, subject to shareholder ratification. A representative of Crowe Horwath LLP will be present at the Annual Meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS PVF CAPITAL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2013.

Fees Paid To Independent Registered Public Accounting Firm

Crowe Horwath LLP served as PVF Capital’s independent registered public accounting firm for the 2012 and 2011 fiscal years. For the years ended June 30, 2012 and 2011, the fees billed to PVF Capital by Crowe Horwath LLP totaled $188,220 and $202,350, respectively. Such fees were comprised of the following:

Audit Fees

During the fiscal years ended June 30, 2012 and 2011, the aggregate fees billed for professional services rendered for the audit of PVF Capital’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed during the fiscal years ended June 30, 2012 and 2011 were $185,000 and $185,700, respectively.

Audit-Related Fees

The aggregate fees billed for audit-related services for the fiscal years ended June 30, 2012 and 2011 were $3,220 and $16,000, respectively. The fees for the year ended June 30, 2012, were related to comments from the SEC on PVF Capital’s filings with the SEC. The fees for the year ended June 30, 2011 were for the review of Registration Statements on Forms S-3 and S-8.

Tax Fees

No fees were billed to PVF Capital by the independent registered public accounting firm for tax services for the fiscal years ended June 30, 2012 and 2011.

All Other Fees

The aggregate fees billed by PVF Capital’s independent registered public accounting firm for services not included above were $0 and $650, respectively, for the fiscal years ended June 30, 2012 and 2011. The fees for the year ended June 30, 2011 represent training services provided with respect to internal audit software.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

Pursuant to its charter, the Audit Committee is required to approve, in advance, all permissible non-audit services to be performed by PVF Capital’s independent registered public accounting firm. Any such services are considered on a case-by-case basis, and the Audit Committee does not have any set pre-approval policies or procedures. All non-audit services provided by the independent registered public accounting firm in fiscal years 2012 and 2011 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

PVF Capital’s management is responsible for the Company’s internal controls and financial reporting process. PVF Capital’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees PVF Capital’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management, the internal auditors and PVF Capital’s independent registered public accounting firm. Management represented to the Audit Committee that PVF Capital’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with the independent registered public accounting firm its independence from PVF Capital and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with its independence.

The Audit Committee discussed with PVF Capital’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management and the internal accountants present, to discuss the results of their examination audit, their evaluation of any significant deficiencies or material weaknesses in PVF Capital’s internal controls noted during the course of their audit, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of PVF Capital’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent accountants do not assure that PVF Capital’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in PVF Capital’s Annual Report on Form 10-K for the year ended June 30, 2012 for filing with the Commission. The Audit Committee has approved, subject to shareholder ratification, the selection of PVF Capital’s independent registered public accounting firm.

THE AUDIT COMMITTEE:

Stuart D. Neidus, Chair

Mark D. Grossi

Richard R. Hollington, III

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the individuals who served as the principal executive officer of the Company for the 2012 fiscal year and for the three other most highly compensated executive officers of the Company who were serving as executive officers on June 30, 2012 and whose total compensation exceeded $100,000.

Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation($)		Total ($)
Robert J. King, Jr.	2012	$300,000	$112,500	—	$55,300	$24,600	(3)	$492,400
President and Chief Executive Officer	2011	$300,000	—	—	$73,500	$21,871	(3)	$395,371

Jeffrey N. Male	2012	$145,000	$38,000	—	$19,750	$19,357	(4)	$222,107
Executive Vice President and Secretary	2011	$144,999	—	—	$19,600	$791,619	(4)	$956,218

James H. Nicholson	2012	$175,000	$46,000	—	$23,700	—		$244,700
Executive Vice President Chief Financial Officer	2011	$174,999	—	$17,900	$29,400	—		$222,299

Lonnie Shiffert	2012	$175,000	$46,000	—	$23,700	—		$244,700
Executive Vice President — Corporate Banking	2011	$174,999	—	$17,900	$29,400	—		$222,299

(1)

Amounts shown represent the value of cash and Company common shares issued to the named executive officers pursuant to the Company’s Incentive Compensation Plan. The value is based upon the closing sale price of $1.88 per share on August 13, 2012. The value of the 29,920 shares issued to Mr. King was $56,250, the 10,106 shares issued to Mr. Male was $19,000, and the 12,234 shares issued to each of Messrs. Nicholson and Shiffert was $23,000.

(2)

Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during such fiscal year. Assumptions used in the calculation of these amounts are included in Note 15 “Stock-Based Compensation” to the Consolidated Financial Statements included in PVF Capital’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012. The options vest ratably on the first three anniversaries of the grant date.

(3)	Amount represents reimbursement payments for medical insurance premiums.
(4)	For 2011, amount includes $773,319 in supplemental executive retirement plan distributions. For both years, amount also includes payments made on Mr. Male’s behalf for country club dues.

Cease and Desist Orders

On October 19, 2009, PVF Capital and the Bank, each entered into a Stipulation and Consent to the Issuance of Order to Cease and Desist with the OTS, whereby the Company and the Bank each consented to the issuance of an Order to Cease and Desist (the “Bank Order” and the “Company Order”) promulgated by the OTS without admitting or denying that grounds exist for the OTS to initiate an administrative proceeding against PVF Capital or the Bank. Effective July 21, 2011, the OCC and the Board of Governors of the Federal Reserve System (the “Fed”) succeeded to all powers, authorities, rights and duties of the OTS relating to the enforcement of the Bank and Company Orders, respectively, as a result of the regulatory transition under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The Bank Order required the Bank to take several actions, including but not limited to: (i) by December 31, 2009, meet and maintain (1) a Tier 1 (core) capital ratio of at least 8.0% and (2) a total risk-based capital ratio of at least 12.0% after the funding of an adequate allowance for loan and lease losses and the submission of a detailed plan to accomplish this; (ii) if the Bank fails to meet these capital requirements at any time after December 31, 2009, within 15 days thereafter prepare a written contingency plan detailing actions to be taken, with specific time frames, providing for (a) a merger with another federally insured depository institution or holding company thereof, or (b) voluntary liquidation; (iii) adopt revisions to the Bank’s liquidity policy to, among other things, increase the Bank’s minimum liquidity ratio; (iv) reduce the level of adversely classified assets to no more than 50% of core capital plus allowance for loan and lease losses by December 31, 2010 and to reduce the level of adversely classified assets and assets designated as special mention to no more than 65% of core capital plus allowance for loan and lease losses by December 31, 2010; (v) submit for OCC approval a new business plan that will include the requirements contained in the Bank Order and that also will include well supported and realistic strategies to achieve consistent profitability by September 30, 2010; (vi) restrict quarterly asset growth to an amount not to exceed net interest credited on deposit liabilities until the OCC approves of the new business plan; (vii) cease to accept, renew or roll over any brokered deposit or act as a deposit broker, without the prior written waiver of the FDIC; and (viii) not declare or pay dividends or make any other capital distributions from the Bank without receiving prior OCC approval. On August 27, 2012, the Company announced that the OCC had lifted the Bank Order.

The Company Order requires PVF Capital to take several actions, including, but not limited to: (i) submit a capital plan that includes, among other things, (1) the establishment of a minimum tangible capital ratio of tangible equity capital to total tangible assets commensurate with the Company’s consolidated risk profile, and (2) specific plans to reduce the risks to the Company from its current debt levels and debt servicing requirements; (ii) not declare, make or pay any cash dividends or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase or redeem the Company’s equity stock without the prior non-objection of the OTS, except that this provision does not apply to immaterial capital stock redemptions that arise in the normal course of PVF’s business in connection with its stock-based compensation plans; and (iii) not incur, issue, renew, roll over or increase any debt or commit to do so without the prior non-objection of the OTS (debt includes loans, bonds, cumulative preferred stock, hybrid capital instruments such as subordinated debt or trust preferred securities, and guarantees of debt).

The Bank Order did, and the Company Order still does, also impose certain on-going reporting obligations and additional restrictions on severance and indemnification payments, changes in directors and management, employment agreements and compensation arrangements that PVF Capital and the Bank may enter into, third-party service contracts and transactions with affiliates. In particular, PVF Capital is prohibited from increasing any salaries, bonuses, or director’s fees or making any other similar payments, directly or indirectly, to any directors or executive officers without prior written non-objection from the OCC. The Company Order will remain in effect until terminated, modified, or suspended in writing.

2012 Incentive Plan

On November 30, 2011 the Company received non-objection from the OCC for the adoption of an annual incentive plan (the “2012 Incentive Plan”) for the Company’s executive officers, including its Named Executive Officers (“NEOs”), and the officers and other key employees of its wholly-owned subsidiary, Park View Federal Savings Bank (the “Bank”).

The 2012 Incentive Plan sets forth target bonus amounts for each participating executive officer, expressed as a percentage of base salary, and provides for awards ranging from 50% (threshold) to 200% (maximum) of target. The target bonus awards under the 2012 Incentive Plan for each of the Company’s NEOs are as follows:

Named Executive Officer	2012 Target Bonus Opportunity (as a % of base salary)
Robert J. King, Jr.	37.50%
Jeffrey N. Male	26.25%
James H. Nicholson	26.25%
Lonnie Shiffert	26.25%

For each of the NEOs, 100% of each executive’s 2012 bonus opportunity was dependent upon the achievement of pre-established corporate performance metrics and, with the exception of Mr. King, subject to upward or downward adjustment based upon individual performance. Pursuant to the 2012 Incentive Plan, corporate performance was evaluated based upon the following metrics, each of which with a one-third weighting: (i) adversely classified assets ratio (adversely classified assets divided by the sum of equity and general valuation allowance); (ii) adversely classified assets plus special mention assets ratio (the sum of special mention assets and adversely classified assets divided by the sum of equity and general valuation allowance); and (iii) pre-provision, pre-tax income (before other real estate owned credit costs). In addition, the 2012 Incentive Plan includes a circuit breaker component that required the Company to maintain certain regulatory capital levels in order for any award to be paid. For NEOs other than Mr. King, 50% of each executive’s annual bonus award is subject to adjustment from 0 to 125% based upon individual performance. Awards earned under the 2012 Incentive Plan were settled in both cash (50%) and equity (50%), with the equity component consisting of unrestricted common shares.

Grants of Plan-Based Awards

PVF Capital maintains the PVF Capital Corp. 2010 Equity Incentive Plan, the PVF Capital Corp. 2008 Equity Incentive Plan and the PVF Capital Corp. 2000 Incentive Stock Option Plan for the purpose of providing the named executive officers and other eligible participants with an opportunity to receive stock option grants or restricted stock awards. Historically, PVF Capital has made grants of long-term stock-based awards to its executive officers in order to align such executive officers’ compensation incentives with shareholder interests and to create long-term retention incentives. During fiscal 2012, PVF Capital awarded the following stock options under the PVF Capital Corp. 2010 Equity Incentive Plan to its named executive officers, each of which vests ratably on the first three anniversaries of the November 30, 2011, grant date and has an exercise price of $1.58 per share:

Name	Option Awards (number of shares)
Robert J. King, Jr.	35,000
Jeffrey N. Male	12,500
James H. Nicholson	15,000
Lonnie Shiffert	15,000

Supplemental Executive Retirement Plan

Previously, the Bank adopted and maintained a Supplemental Executive Retirement Plan (the “SERP”), which was designed to pay retirement benefits from the general assets of the Bank to eligible employees of the Bank, including Mr. Male. However, on July 27, 2009, the Bank took action to terminate the SERP, effective July 31, 2009. At the time of termination, each participant in the SERP became entitled to receive their vested accrued benefit under the SERP, which the Bank determined to generally pay in the form of a lump sum payment no earlier than the first date following the first anniversary of the termination and no later than the second anniversary of such date. During fiscal 2011, the Bank made a lump sum SERP payment to Mr. Male in the amount of $773,319, which represented his vested benefit under the former SERP. Prior to making Mr. Male’s SERP distribution, the Bank received non-objection from the OTS, as required under the Bank Order.

Severance Agreement

PVF Capital and the Bank maintain a severance agreement (the “Severance Agreement”) with Jeffrey N. Male. The Severance Agreement, originally entered into on October 26, 1999, and subsequently amended on January 29, 2001, April 30, 2007, July 24, 2007 and May 6, 2008, is for a term of three years. On each anniversary date from the date of commencement of the Severance Agreement, the term of the agreement may be extended for an additional one-year period beyond the then effective expiration date upon a determination by the

Board of Directors that the performance of Mr. Male has met the required performance standards. On January 21, 2010, the Board of Directors sent notice to Mr. Male, pursuant to the terms of the Agreement, that PVF Capital would not be renewing the Agreement for an additional year and, therefore, the Agreement will expire on October 25, 2012.

Under the Severance Agreement, in the event of Mr. Male’s involuntary termination of employment within one year following a “Change in Control” of the Bank or PVF Capital, or voluntary termination for “Good Reason,” other than for “Cause,” (as such terms are defined in the Severance Agreement), Mr. Male will receive the following benefits under his Severance Agreement: (i) a payment equal to three (3) times Mr. Male’s annual compensation (current base salary plus annual incentive compensation for the calendar year immediately preceding the termination event), payable in a lump sum within 30 days following termination; (ii) the Bank or PVF Capital shall cause Mr. Male to become fully vested in any benefit plans, programs or arrangements in which Mr. Male participated, and the Bank will contribute to Mr. Male’s 401(k) Plan account the Bank’s matching and/or profit sharing which would have been paid had Mr. Male remained in the employ of the Bank throughout the remainder of the 401(k) Plan year; and (iii) Mr. Male will receive continued life, health and disability insurance coverage substantially identical to the coverage maintained by the Bank or PVF Capital for Mr. Male prior to termination until the earlier of Mr. Male’s employment with another employer or 12 months following termination. In addition, under the terms of the Severance Agreement, Mr. Male also would be entitled to receive additional tax indemnification payments if the payments and benefits under his Severance Agreement or any other payments triggered liability under the Code, as an excise tax constituting “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times an executive’s base amount. The excise tax equals 20% of the amount of the payment in excess of one times the executive’s base amount.

“Change in Control” is defined generally in the Severance Agreement as: (i) the acquisition, by any person or persons acting in concert of the power to vote more than 25% of PVF Capital’s voting securities or the acquisition by a person of the power to direct the Company’s management or policies; (ii) the acquisition by a person of the power to direct the Bank’s or PVF Capital management or policies, if the Board of Directors or the Bank’s regulator, the OCC, has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Bank or the Company for the purposes of the Savings & Loan Holding Company Act or the Change in Bank Control Act and the regulations thereunder; (iii) the merger of PVF Capital with another corporation on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to the merger; or (iv) the sale by PVF Capital of the Bank or substantially all its assets to another person or entity. In addition, a Change in Control occurs when, during any consecutive two-year period, directors of PVF Capital or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. “Good Reason” is defined in the Severance Agreement as any of the following events that occur without Mr. Male’s written consent: (1) the assignment to Mr. Male of duties that constitute a material diminution of his authority, duties or responsibilities; (2) materially reducing Mr. Male’s base salary; (3) the relocation of Mr. Male’s principal place of employment to a location that is more than 35 miles from the Bank’s Solon, Ohio office; or (4) any other action or inaction by the Bank that constitutes a material breach of the Severance Agreement. “Cause” is defined in the Severance Agreement as only the following events: (a) personal dishonesty; (b) incompetence; (c) material breach of any provision of the Severance Agreement; (d) breach of fiduciary duty involving personal profit; (e) intentional failure to perform stated duties; (f) a material breach of the reasonable policies and procedures for the operation of the Bank provided to Mr. Male; (g) willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or (h) willful misconduct.

Outstanding Equity Awards at Fiscal Year End 2012

The following table provides certain information with respect to the number of shares of PVF Capital represented by outstanding restricted stock awards and stock options held by the named executive officers as of June 30, 2012.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Robert J. King, Jr.	25,000	50,000	(2)	$1.7899	12/29/2020	—		—
	—	—		—	—	144,000	(3)	$292,320
	—	35,000	(4)	$1.5800	11/30/2021	—		—

Jeffrey N. Male	3,440	860	(5)	$4.4200	11/02/2013	—		—
	6,666	13,334	(2)	$1.7899	12/29/2020	—		—
	—	30,000	(4)	$1.5800	11/30/2021	—		—

James H. Nicholson	30,000	—		$1.8700	11/9/2019	—		—
	10,000	20,000	(2)	$1.7899	12/29/2020	—		—
	—	—		—	—	6,667	(6)	$13,534
	—	30,000	(4)	$1.5800	11/30/2021	—		—

Lonnie Shiffert	30,000	—		$1.9400	11/12/2019	—		—
	10,000	20,000	(2)	$1.7899	12/29/2020	—		—
	—	—		—	—	6,667	(6)	$13,534
	—	30,000	(4)	$1.5800	11/30/2021	—		—

(1)	Market value computed using $2.03, the closing price of PVF Capital’s common shares on June 30, 2012.
(2)	Award of stock options, one-half of which vests on each December 29, 2012 and 2013.
(3)	Award of restricted shares, one-third of which vests on each of September 10, 2012, 2013 and 2014.
(4)	Award of stock options, one-third of which vests on each of November 30, 2012, 2013 and 2014.
(5)	Award of stock options, which vests on November 9, 2012.
(6)	Award of restricted shares, one-half of which vests on each of December 29, 2012 and 2013.

DIRECTOR COMPENSATION

As approved by the OCC and the Fed in November and December 2011, non-employee directors of the Company were eligible to receive the following compensation for fiscal 2012:

•	an annual cash retainer of $12,000 for each director; and

•	a supplemental equity grant of 3,750 shares for each director.

In addition, directors received the following cash retainers for Board committee service:

•	$2,500 retainer for Audit Committee and Director Loan Committee members;

•	$1,500 retainer for Compensation Committee members; and

•	$1,000 retainer for Nominating and Governance Committee members.

Finally, directors with significant additional duties received the following additional retainers:

•	$12,000 retainer for the Chairman of the Board;

•	$5,000 retainer for the Audit Committee and Director Loan Committee chairpersons;

•	$3,000 retainer for the Compensation Committee chairperson; and

•	$2,000 retainer for the Nominating and Governance Committee chairperson.

Directors were entitled to elect to receive the annual retainer and committee fees in the form of restricted shares, determined and granted at the beginning of the service period and vested at the end of the service period. Only a single election which applies to both the annual retainer and committee fees could be made. The same compensation arrangements have been continued for fiscal year 2013.

Directors who are also employees of the Company are not compensated separately for service as directors.

The following table sets forth the compensation paid to our non-employee directors for fiscal year 2012.

Director Compensation

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Marty E. Adams	$19,500	$6,563	$26,063
Steven A. Calabrese	—	21,061	21,061
Frederick D. DiSanto	—	22,561	22,561
Umberto P. Fedeli	20,563		20,563
Mark D. Grossi	—	33,061	33,061
Richard R. Hollington, III	—	25,060	25,060
Stuart D. Neidus	—	23,562	23,562

(1)	Each award vests ratably on the first three anniversaries of the grant date. Each director, except Mr. Fedeli, had outstanding 7,500 stock awards at June 30, 2012.

SUBMISSION OF BUSINESS PROPOSALS

Under the Articles, shareholder proposals must be submitted in writing to the Secretary of PVF Capital no less than 30 days nor more than 60 days prior to the date of such meeting; provided, however, that if less than 40 days’ notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of PVF Capital not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders.

Any proposals to be considered for inclusion in the proxy materials to be provided to shareholders of PVF Capital for its 2013 annual meeting may be made only by a qualified shareholder and must be received by the Company no later than May 27, 2013. If a shareholder intends to submit a proposal at PVF Capital’s 2013 annual meeting that is not eligible for inclusion in the proxy materials relating to the meeting, and the shareholder fails to give the Company notice in accordance with the requirements set forth in the Exchange Act, by August 9, 2013, then the proxy holders will be allowed to use their discretionary authority with respect to such proposal if the proposal is properly raised at the Company’s annual meeting in 2013. The submission of such a notice does not ensure that a proposal can be raised at the annual meeting.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS

JEFFREY N. MALE

Vice President and Secretary

Solon, Ohio

September 24, 2012

PVF CAPITAL CORP.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote “FOR” each of the nominees and “FOR” Proposal #3.

1.	The election as director for a one-year term of the nominee listed below.											+
		For	Withhold
	01 - Robert J. King, Jr.	☐	☐
2.	The election as directors for a two-year term of all nominees listed below.

		For	Withhold				For	Withhold		For	Withhold
	01 - Marty E. Adams	☐	☐	02 - Steven A. Calabrese			☐	☐	03 - Umberto P. Fedeli	☐	☐

	04 - Richard R. Hollington, III	☐	☐

				For	Against	Abstain
3.	The ratification of the appointment of Crowe Horwath LLP as PVF Capital Corp.’s independent registered public accounting firm for the fiscal year ending June 30, 2013.			☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON OCTOBER 26, 2012

The proxy statement, the Form 10-K for the year ended June 30, 2012 and the 2012

Annual Report to Shareholders are available at https://www.parkviewfederal.com/investor/filings.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope.

For directions to the Annual Meeting, call Investor Relations at (440) 248-7171.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — PVF CAPITAL CORP.	REVOCABLE PROXY

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert J. King, Jr. and James H. Nicholson, with full powers of substitution and resubstitution, to act as attorneys and proxies for the undersigned, to vote all common shares of PVF Capital Corp. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held at the Embassy Suites Cleveland – Beachwood, 3775 Park East Dr., Beachwood, Ohio 44122, on October 26, 2012 at 10:00 a.m., local time, and at any and all adjournments thereof.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated September 24, 2012 and an Annual Report to Shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR THE OTHER PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.